CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees of
FRANKLIN TAX-FREE TRUST

We consent to the incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement of FRANKLIN TAX-FREE TRUST on Form N-1A [File No. 2-94222] of our report dated April 4, 1995 on our audit of the financial statements and financial highlights of FRANKLIN TAX-FREE TRUST which report is included in the Annual Report to Shareholders for the year ended February 28, 1995 which is incorporated by reference in the Registration Statement.




                          /s/ COOPERS & LYBRAND L.L.P.




San Francisco, California
March 14, 1996